Form C

Cover Page

Name of issuer:

Orthogonal Thinker Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 12/20/2016

Physical address of issuer:

1215 South Kihei Rd. #424
Kihei HI 96753

Website of issuer:

http://OrthogonalThinker.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- [ ] Common Stock
- [x] Preferred Stock
- [ ] Debt
- [ ] Other

If Other, describe the security offered:

Target number of securities to be offered:

11,905

Price:

$4.20000

Method for determining price:

Pro-rated portion of the total principal value of $50,001; shares will be sold in increments of $4.20.

Target offering amount:

$50,001.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$944,534.00

Deadline to reach the target offering amount:

5/31/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

4

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$245,207.00	$0.00
Cash & Cash Equivalents:	$31,235.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$12,885.00	$0.00
Long-term Debt:	$326,994.00	$0.00
Revenues/Sales:	$137,597.00	$0.00
Cost of Goods Sold:	($107,618.00)	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($95,117.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Orthogonal Thinker Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Jason Hobson	Lawyer	Hobson Bernardino + Davis LLP	2016
David Nikzad	Systems Engineer	Orthogonal Thinker Inc.	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Michelle Valentin	Co-founder	2018
Jason Hobson	Founder & General Counsel	2016
Travis Wilson	Legal Counsel	2017
David Nikzad	CEO	2016
David Nikzad	Founder	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
David Nikzad	4450000.0 Common Stock	89.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The securities may be illiquid and may not have a secondary market. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO.

Specific investments would be highly volatile but lucrative as current conditions warrant.

The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them.

Purchasers could hold Securities for many years without income generation. The majority of investments would involve long term prospects not short term gains.

As of the date hereof, David Nikzad, our founder owns 89% of the shares of our issued and outstanding Common Stock. Even following this current round, he will still own and control a majority of our outstanding common stock. Therefore, Mr Nikzad will be able to control our management and affairs and most matters requiring stockholder approval, including, but not limited to, the election of directors and approval of significant corporate transactions. This concentration of ownership and voting power may have the effect of delaying or preventing a change in control, which may not be in the best interest of our other stockholders.

We currently have a small management team which the Company is reliant upon. We have to retain our employees to ensure growth and success.

Orthogonal Thinker's intellectual property consists of a trademark which the company obtained the usage rights to in a legal settlement. This may be of concern to future investors.

Our company relies on the ability to invest in successful startups. If we are unable to source these companies then our business could suffer.

Currently we are reliant on the fixed price of our lease. If there are any changes in the pricing of that lease then it could be detrimental to our expenses.

We are reliant on raising over $1.07million, and ideally need $10,000,000 for growth capital. We are also raising money outside of this Offering, to mitigate this risk.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

Jason Hobson is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

Travis Wilson is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

Jason Hobson is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

Travis Wilson is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,001**

Use of Proceeds: 5% Wefunder fee; 10% Administrative costs; 85% Maui Raw sales and expansion

---

If we raise: **$944,534**

Use of Proceeds: 5% Wefunder fee; 30% Expanding sales and operations of Maui Raw; 30% Expanding sales and operations of G Randall and Sons; 10% towards supporting Meadow's growth; 25% Build core-team of Orthogonal

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

$21M pre-money valuation
See exact security attached as Appendix B, Investor Contracts.

Priced Round. $21 million pre-money valuation

Price per share: $4.20

Securities Offered: 3,967,042 ($944,534)

Minimum Subscription: 11,905 shares of Preferred Stock ($50,001)

Voting: Investors will not receive voting rights. Rather, all voting rights will be proxied to the CEO or designated Lead Investor.

Liquidation Preference: Preferred Stockholders will receive liquidation preferences over Common Stockholders.

Repurchase Right:

If the Company determines, in its sole discretion, that it is likely that within six months of the Subscription Date the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Subscriber for the greater of (i) the Purchase Price and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company (such repurchase, the "*Repurchase*," and such greater value, the "*Repurchase Value*"); *provided, however*, that, in the event an equity financing occurs within three months after the Repurchase and the Repurchase Value is less than the Aggregate Value (as defined below) of the shares of Seed Preferred Stock the Subscriber would have received had the Repurchase not occurred (where such value is determined by multiplying the number of shares of Seed Preferred Stock by the conversion price and is referred to as the "**Aggregate Value**"), the Company shall pay to the Subscriber an amount equal to the difference between the Aggregate Value and the Repurchase Value promptly following the consummation of the equity financing. Such independent appraiser shall be regularly engaged in the valuation of securities. The foregoing repurchase option terminates upon a change of control or dissolution event.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

The company reserves the right in its sole discretion and for any reason whatsoever to modify, amend, and/or withdraw all or a portion of the offering and/or accept or reject in whole or in part any prospective investment in the securities or to allot to any prospective subscriber less than the amount of securities such subscriber desires to purchase.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common stock	10,000,000	5,000,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	550,000

Describe any other rights:

David Nikzad holds 4,450,000 shares. The other 50,000 shares are allocated to Pam Patterson. Common Stock holders have voting power.

The Company has authorized up to 550,000 options that are convertible into one share of common stock each. As of November 2018, no options had been issued.

SAFEholders, once converted will have no voting rights but will receive liquidation preferences over Common Stock holders.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

<u>Additional issuances of securities.</u> Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

<u>Issuer repurchases of securities.</u> The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

<u>A sale of the issuer or of assets of the issuer.</u> As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Convertible Note

Issue date	08/28/17
Amount	$231,250.00
Interest rate	1.0% per annum
Discount rate	0.0%
Valuation cap	$5,000,000.00
Maturity date	02/01/20

Convertible Note

Issue date	01/12/18
Amount	$90,101.00
Interest rate	1.0% per annum
Discount rate	0.0%
Valuation cap	$8,333,000.00
Maturity date	02/01/20

None

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
8/2017	Other	Convertible Note	$231,250	General operations
1/2018	Regulation D, Rule 506(c)	Convertible Note	$90,101	General operations
5/2018	Regulation Crowdfunding	SAFE	$251,182	General operations
6/2018	Section 4(a)(2)	SAFE	$10,000	General operations
6/2018	Section 4(a)(2)	SAFE	$25,000	General operations
10/2018	Regulation Crowdfunding	SAFE	$125,466	General operations
10/2018	Section 4(a)(2)	SAFE	$111,000	General operations
10/2018	Section 4(a)(2)	SAFE	$100,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Orthogonal is a team of people committed to investing broadly across a range of companies from inspired start-ups to later-stage, growing firms. Together, they support technologies in farming, earth-friendly packaging, progressive plant medicines, and other universally positive initiatives.

Our mission is to create value in the world through businesses create a positive impact on people and the planet. We invest in and incubate wellness companies. We operate with good intentions, transparency, ethics, and 100% compliance. We intend to change the world to promote healthy lifestyles, accelerate disruption where it is needed, and make a goodly profit on the journey. Join us as we help create the paradigm shift to conscious capitalism.

Milestones

Orthogonal Thinker Inc. was incorporated in the State of Delaware in December 2016.

Since then, we have:

- First investors in Betterment, an investment company now valued at $800M that manages over $13B in assets.
- Have holdings in 28 companies. Orthogonal holds 100% shares of Maui Raw.
- Raised $733,299 from Wefunder investors.
- Founder was original investor in Meadow, now valued at $30M

Historical Results of Operations

Our company was organized in December 2016 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $137,597 compared to the year ended December 31, 2016, when the Company had revenues of $0. Our gross margin was 178.21% in fiscal year 2017, compared to % in 2016.
- *Assets.* As of December 31, 2017, the Company had total assets of $245,207, including $31,235 in cash. As of December 31, 2016, the Company had $0 in total assets, including $0 in cash.
- *Net Loss.* The Company has had net losses of $95,117 and net income of $0 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.
- *Liabilities.* The Company's liabilities totaled $339,879 for the fiscal year ended December 31, 2017 and $0 for the fiscal year ended December 31, 2016.

Liquidity & Capital Resources

To-date, the company has been financed with $321,351 in convertibles and $622,648 in SAFEs.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 6 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 6 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Orthogonal Thinker Inc. cash in hand is $133,000, as of November 2018. Over the last three months, revenues have averaged $55,000/month, cost of goods sold has averaged $33,000/month, and operational expenses have averaged $44,000/month, for an average burn rate of $22,000 per month. Our intent is to be profitable in 6 months.

The only major change in our financials since the date our financials cover, is the consolidation of cash flow of Maui Raw, which contributes to Orthogonal Thinker's gross income.

In the next 3-6 months, we anticipate, though cannot guarantee, that we will be at a minimum of $100,000 per month in revenue. Any changes in our expenses are dependent on the amount of money raised in this round. Our main focus will be to build out a kitchen for Maui Raw. We are aiming to raise a total of $10million for expansion, and are also seeking outside institutional investment.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://orthogonalthinker.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Orthogonal Subscription Agreement

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

David Nikzad
Jason Hobson
Michelle Valentin
Travis Wilson

Appendix E: Supporting Documents

INVEST IN ORTHOGONAL THINKER

maximum target met

$0
raised of $0 maximum target from 0 investors

Investing in, and incubating wellness companies

Orthogonal Thinker is a holding company. We support technologies in farming, earth-friendly packaging, progressive plant medicines, and other universally positive initiatives. We invest and incubate companies by owning the majority or meaningful minority of equity. Most importantly, we reinforce and support a shared mission to grow and create positive impact in the world. Financially, we empower companies to maintain a long-term focus through access to capital and protection from losses.



David Nikzad
Founder
Serial entrepreneur, angel investor and founding principal of Reinmkr Capital.

Socially conscious capitalism



Why you may want to invest

1. First investors in Betterment, an investment company now valued at $800M that manages over $13B in assets.
2. Have holdings in 28 companies
3. Raised $733,299 from Wefunder investors.
4. Founder was original investor in Meadow, now valued at $30M

Our Ambition

$ 500 min

REMIND ME (370)

What you are investing in

Priced Round

$21M pre-money valuation

$4.20 per share
Preferred Stock
$100K+ pro rata right threshold

If you invest, you're betting Orthogonal Thinker will be worth more than $21M in the future.

Earning a return
Learn more about equity fundraises

Investor perks

$500+
1 Maui Raw Cilantro-Lime Jalapeno, Vegan Nut-spread

$1,000+
3 Vegan Nut-spreads

$10,000+
3 pack Maui-raw spreads, subscription for 12months

$25,000+
12 months worth of 3 pack Maui-Raw subscription and a 3-pack of G-Randall and Sons, Randy's Remedy and 3-pack of Nori Nosh

see less

Our mission is to create value in the world through businesses create a positive impact on people and the planet. We invest in and incubate wellness companies. We operate with good intentions, transparency, ethics, and 100% compliance. We intend to change the world to promote healthy lifestyles, accelerate disruption where it is needed, and make a goodly profit on the journey. Join us as we help create the paradigm shift to conscious capitalism.

orthogonalthinker.com

Kihei, HI

Why I Like Orthogonal Thinker

David Nikzad's insight into the next wave of opportunity is uncanny. I know, because our company was one of them. David was one of the very first investors in Betterment when we were a little more than a great idea in need of capital to execute. Four years later, we are managing $13 billion in assets and have over 330,000 happy customers.



Jon Stein

CO-FOUNDER & CEO OF BETTERMENT, THE LARGEST INDEPENDENT ONLINE FINANCIAL ADVISOR

THE BUZZ ABOUT ORTHOGONAL THINKER

When I first met David at Y Combinator's Winter 2015 Demo Day, I felt like we had known each other for years. We have a shared passion for startups, plant science, and innovation, which led to Orthogonal investing in Meadow. Their positive support and deep insight within the industry has been invaluable over the years.



David Hua

Co-founder and CEO at Meadow

David is an early investor, serial entrepreneur, trends and technologies geek. It requires an exceptional skill set to succeed in venture investing, and we share a keen fascination for the art of business in the start-up universe. The Orthogonal team embodies the highly coveted skills of calm in chaos, singular determination, superior discernment, a desire to do good for the planet, endless energy, experience and wisdom. They have all the ingredients for huge success.



Ryan Scott

Founder of Causecast and angel investor/advisor alongside Sequoia Capital, Mark Cuban, News Corp, CBS Corporation, Elon Musk, and Burda Media

Randy's Club is proud to be a member of the Orthogonal family. We are a family business with the passion to create products, Randy's Remedy, that we 'wished we had when Randy, husband and father, was alive.' Randy, who died of brain cancer, is the driving force behind our love, passion, sustainability and success. This is consistent with the vision for Orthogonal, an organization of like-minded companies that are socially conscious and believe in giving back to society.



Linda Strause, Ph.D

Co-Founder & VP of G. Randall & Sons

Orthogonal has all key ingredients for an outlier's success: the solid vision, an experienced team, a huge, growing market, and the right timing. David Nikzad was one of the first investors in Talkable and has been instrumental in helping us fundraise and grow the business. Orthogonal is establishing itself as a key player in the market as it goes mainstream.



Allan Grant
Co-founder of Hired and Talkable. Hacker/Entrepreneur

Episode 31 - Interview with David Nikzad Founder of Orthogonal Thinker

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What is Orthogonal Thinker?

Orthogonal Thinker is a holding company. Similar to Alphabet and Berkshire Hathaway, we invest and incubate companies by owning the majority or meaningful minority of equity. Most importantly, we reinforce and support a shared mission to grow and create positive impact in the world. Financially, we empower our portfolio companies to maintain a long-term focus through access to capital and protection from losses. We are more concerned with an appreciation of capital, than an exit. The holding company model is built to last and is used by some of the most successful companies in the world including: Alphabet, Alibaba, Berkshire Hathaway and Y Combinator to name a few.

How does Orthogonal make money?

As a holding company, we partner with companies for up to 50% equity stake in their business in return for capital and our services. We do this in order to achieve consolidated cash flow and yearly returns. For instance, if one of our 50% equity stake partners makes $1M in annual net profits, Orthogonal would get $500,000. You can read our Form C filed with the SEC for other important disclosures, like our financial statements.

Our Track Record & Future

We have 15+ years of investment experience in disruptive & innovation-based companies. We've made 120 investments to date across both startup and late stage companies. With young entrepreneurs, we thrive on propelling companies from seed to growth stage. Our investment framework identifies companies that can accelerate expansion of high-frequency companies and products.
With later-stage businesses, we support companies with balanced and bold strategies that can make an impact at scale.


Maui Raw

Existing holdings include:

11% of G Randall & Sons, a producer and seller of dietary cannabinoid ingredients, to promote a healthy immune response.

-100% of Maui Raw, a vegan, non-GMO, raw-foods producer. Maui Raw is making health foods delicious. Their vegan spreads do not make you choose between healthy and tasty. They use all natural and organic ingredients, coupled with probiotics, to create a versatile part of any meal. Customers use their products as dips, sauces, condiments, and even desserts. With vegan, non-GMO, non-dairy and raw products becoming mainstream, Maui Raw is positioned to become a major player in the market. Capital is being deployed to expand our volume and reach. They are investing in a larger processing facility and innovative packaging technologies that will allow their products to ship to all domestic and international markets. Best of all, they source their ingredients locally to guarantee quality and to keep Hawaii farming strong.

OT has also invested in multiple companies valued at over 100M:-

Betterment - Betterment is managing 20B in assets. On track to manage 100B in the next 36 months.-Vidyard - a video platform company that helps businesses transform communications and drive more revenue through the strategic use of online video.-RideCell - a mobility platform that provides the technology for customers to launch, brand, and scale their own standalone rideshare and carshare operations.-Meadow. We were the first investor. We've invested in Meadow 3 different times. Our last investment was for $111k in a seed bridge before the A.

*Information gathered from Crunchbase.

This is our plan

Orthogonal Thinker believes that making money and doing good are not mutually exclusive. The American Dream will be healed by the plant and life sciences, so this is where we are focusing our energies. These industries will revitalize US agriculture with production of hemp, create thousands of new cannabis companies all over the country, and provide health benefits that have long been restricted from use. We are investing heavily in companies that will help the industry grow and broaden its effectiveness. Using our deep industry knowledge, we deploy capital into the parts of the cannabis and plant science ecosystems that we believe will have the most impact. We focus on innovative brands, compliance and financial support software, farming and manufacturing support systems, while carefully avoiding the bad actors that flock to any emerging industry. By focusing on solid companies with high marketshare and revenue growth potential, Orthogonal Thinkers' holdings will grow rapidly.

Early stage companies tend to reinvest their operating income back into their companies to fuel growth and limit needing to sell off more equity. This has the effect of appreciating the investment when asset liquidation is limited and there are no dividends, but leaves investors with a choice down the road: sell to recoup the investment and make a profit or hold hoping for dividends. Either way, these investments are long term plays and generally result in “pump and dump” strategies. Orthogonal Thinker thinks differently! We look at our portfolio as if it were a healthy ecosystem. We maintain a balance of companies at different maturities and in diverse segments of the life and plant science industries. We provided coaching on strategies during incubation that encourage sustainable growth, which rewards both the companies and the their investors at all stages of the life cycle. We only partner with companies and investors that believe in the products and want to see them come to prominence in markets around the world.

We also add another component to what we look for in an investment: the good the company can do in the world. This vital component allows us to proudly wear the title of Socially Conscious Capitalists. With your investment, we will deploy capital to acquire equity in promising companies, then use our network of partners to expand their business opportunities and take advantage of collective efficiencies. By growing our portfolio holdings and helping those holding expand in their own right, shareholders will see their investments appreciate. Best of all, they will know they are supporting the right kind of companies and moving our economy closer to one that serves both individuals and humanity."

Our previous investments

David Nikzad, our founder, originally owned Reinmkr, which invested in the following companies. We currently have 28 companies in our portfolio. Orthogonal Thinker owns Reinmkr, so has stock in the following companies:

MEADOW

Meadow

$2.22M Seed, Y Combinator Winter '15

All-in-one cannabis dispensary POS and medical marijuana delivery app.

Betterment

$270M Series E

The largest online financial advisor, managing $13B in assets.

Randy's Remedy

Randy's Remedy

Hemp based products powered by Cannaka, a botanically complete blend of natural cannabinoids and terpenes from hemp. Focused on licensing Cannaka.

RIDECELL

Ridecell

$45.8M Series B

Leading platform provider for carsharing, ridesharing and autonomous fleet management.

Vidyard

$35M Series C, Y Combinator Spring '11

The video platform for marketing and sales.

Spread Maui Raw Aloha

Maui Raw

Making healthy foods craveable, with over a dozen tasty dips and spreads made from macadamia, organic, vegan and non-GMO ingredients from Hawaii.

Our culture, where the magic happens



Orthogonal Thinker is investing in a Global Innovation Hub on Maui, Hawaii that the company will operate out of and will operate a lot like an Incubator. The facility will provide a venue for leaders and teams in the industry from around the world to come for retreats and collaboration. Future planned expansions include a fully licensed laboratory for Research and Development (R&D) and a modular commercial kitchen to expand our portfolio brands. Maui offers an ideal cultivation environment for hemp and cannabis. Farming our own crops for R&D, and having a test lab for formulations will put us on the cutting edge of IP development and will provide another revenue stream for Orthogonal Thinker.

Let's Invest For Good Together

Dear Wefunder Investor,

As you are likely aware, the concept of investing purely for financial gain has evolved. What we do with our money, how we make it work for our own bank account as well as our ethos, and the ethical benefit of an entire society is the new paradigm for success.

Orthogonal's carefully curated conglomerate of companies creates a system by which the focus, talent, and deep experience of one interest helps support the others. As our tagline states: "the right angle." The tangential energy of success provides a more solid path for the scalability for all our holdings. One connection creates another and so on until you are surrounded by a universe of highly skilled individuals and energy. We're all invested in a bigger, broader, more profound definition of success and how to help each other achieve it.

Invest in Orthogonal and watch the ecosystem grow, both literally and metaphorically. Because when you re-focus the definition of success on more than one aspect and judge it by greater than any singular standard, you achieve something better and more solid for the future.

Thank you to those who invest in our future-forward vision. We are one of the initial investors in Wefunder. We get it. Our goal here and now is to allow the masses to participate in the upside of this relatively early-stage investment. While institutional investors love our vision, the energy we create with the pathos of individuals who invest for all the right reasons is part of what fuels our engine. One shared future and one shared destiny.

Mahalo,

David

Use of Funds

Our Wefunder raise will fund new investment into future portfolio companies, as well as operational investment into our existing holding companies The remainder of funds will be used for operations, expenses, and future investment opportunities. Our goal is to raise $10million through a rolling close and we are in discussions with institutional investors for the remaining raise. Our current valuation of $21 million will be for the first $2 million of investors.

Have questions? Schedule a call with with us so we can help.

https://calendly.com/orthogonalwefunder/30min

Meet the Founders

Our team is comprised of founders, investors, and professional leaders who have taken companies from ideas to successful exits.



David Nikzad

Founder

Serial entrepreneur, angel investor and founding principal of Reinmkr Capital.



Jason Hobson

Founder

Jedi, attorney, vegan, and founding principal of Reinmrk Capital.



Michelle Valentin

Founder

Health food alchemist, collector of experiences, mother, and creative founder of Maui Raw.

AND THE REST OF THE TEAM



Linda G. Strause

Advisor and Partner, PhD (part-time)

Co-founder of G. Randall & Sons, UCSD Professor, global clinical development & plant medicine expert



Travis Wilson

Head of Legal, Securities Lawyer (part-time)

Shareholder at Jones Waldo law firm. Represents over 100 cannabis companies. Part-time.



AJ Gentile

Cannabis Advisor (part-time)

CEO and owner of SpeedWeed, California's largest marijuana delivery service with over 30K members.



Logan McBarnet

Small business advocate. Ecosystem builder.



Brendon Strause

Advisor and Partner (part-time)

Co-founder of G. Randall & Sons, business and administration.



Tyler Strause

Advisor and Partner (part-time)

Co-founder of G. Randall & Sons, Cannabis and Hemp Regulation expert and product development

Raised $944,299From 457+ Investors

Pam Patterson
Successful, serial entrepreneur and Creative Director.

Vasu Sistla
Supply chain consultant

Srinivas Gadiraju
Entrepreneur

Alex Perec

Vivek Dixit
Entrepreneur/Board Advisor/Investor/Executive

Michelle Valentin

MORE INVESTORS

Interview

– COLLAPSE ALL

WF: What is Wefunder and how does equity crowdfunding work? ^

OT: https://help.wefunder.com/

WF: How do you select companies to add to your holdings? ^

OT: We're focused on conscious companies that are shifting habit loops for the betterment of human existence. We align with founders that understand execution and monetization with integrity and ethics. We prefer founders that have wisdom through experience from life or precious startups. Failure in the past is not a bad thing. We understand that those who fail return with more drive to succeed.

WF: What return can I expect as an investor? ^

OT: When you invest in Orthogonal, you are purchasing X shares for $X. The goal is for our value to increase, so that these shares will be worth far more in the future.

WF: What is the relationship between Orthogonal and the Reinmkr Capital fund? ^

OT: Orthogonal owns and controls the Reinmkr assets.

WF: Why did you decide to crowdfund investments rather than raise through institutional investors? ^

OT: There are cognitive biases that comes with money. We strongly believe in democratizing wealth by giving access to unaccredited investors to participate in early stage investing. We also invest in Wefunder and support the vision of the JOBS Act. We're hear to give power to the people.

WF: What is the typical investment size and how many do you make a year? ^

OT: We invest $50k-250K in startups at seed stage. Our plan is to make at least 11 deals per year.

WF: How do you define socially conscious investing?

OT:

Socially conscious capitalism can be described in a lot of different ways. At Orthogonal, we invest in businesses whose values align with our intentions, mission and vision. They typically have a combination of:

- *An intention to do good and create positive change in the world*
- *Awareness of the impact their products and actions have on people, their organization and their environment*
- *Founders who are of service to its customers and the community. They inspire with inner strength, clarity and direction*
- *Products that help people with their health, promotes conscious capitalism, expresses positive values and maintains sustainability*
- *They create a positive impact on the communities they serve*
- *They find ways to benefit both human beings and the environment*
- *Operates with established corporate social responsibility initiatives*

- Demonstrates transparency, integrity and dignity in all aspects of their business

WF: When will I be notified of new executed deals and companies added to Orthogonal's holdings?

OT:

We will update all investors on the status of our holdings once a quarter via email. Additionally, some startups in the portfolio may choose to send additional investor updates.

WF: When can I withdraw my money?

OT: You'll be able to withdraw your money on different equity raises or on the secondary market.

WF: How can I get in touch and keep up to date?

OT: 1) You can email us directly at investors@orthogonalthinker.com. We're excited to connect and answer your questions!

2) You can schedule a call with with us here.

3) Subscribe to our newsletter via this link to stay up to date on our latest news.

WF: What are your sources for the stats on your campaign page?

OT: - Legal Cannabis Industry Poised For Big Growth, In North America And Around The World http://ow.ly/9uSF30kOQ14

- The U.S. Hemp Industry grows to $820mm in sales in 2017 http://ow.ly/D9aY30kOQf3

- Health and wellness: U.S. market value 2013-2018 | Statistic http://ow.ly/3oR430kOQpM

- Cryptocurrency market passes $700 billion on January 3, bitcoin rises - Business Insider http://ow.ly/iX8y30kOU39

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Jeff Lazcano Feb 28

Aloha! Love the concept-- if I'm thinking about it the right way, investing in Orthogonal is similar conceptually (but not structurally) to investing as a limited partner in a VC fund, right? As a new investor, would my returns be tied only to new investments made by Orthogonal, or would I also gain exposure to older fund investments like Airbnb and WeFunder?



David Nikzad Founder FOUNDER edited Mar 1

The exposure is to all the companies; new and old. Aloha!



Helene Servillon edited Jul 11

Hi Jeff, just wanted to let you know that our campaign is live and back on Wefunder with new updates and progress.

chandru Reddy Feb 25

Hi -

The answers to my questions might be obvious (sorry if it is) but I'm trying to understand some details around it.
1. when you select a startup to invest and invest 50k to 100k - typically what percentage of equity do you get?
2. what percentages of company does Orthogonal Inc hold for each of your current holdings ?
3. You pitch betterment, Airbnb, Wefunder, Orange Fund etc do you hold any equity in these companies ? if so I would expect the valuation to be much higher than 12.2 M valuation cap. can you clarify this ?
4. After you invest do you kind of hand hold the companies and help them to get to the growth stage like Y Combinator? or what is your relationship with the company after you invest?
Thank you !



David Nikzad Founder FOUNDER edited Apr 18

Aloha. Happy to get on the phone also. We were originally going to value the company at a $21.333M Cap for Wefunder. However we decided to raise less money at a lower valuation as we are also investors and want everyone to have a big upside. We made investments into Airbnb, Betterment, and Orange Fund at specific valuations. For our incubated companies, we hold equity between 11% to 50%, and in some cases we control all IP or assets at 100%. Our intention with Wefunder is to give everyone the opportunity to invest in something massive. The intention behind Orthogonal is to build an eco-system of companies that co-create on a hyper level. My cell number is+13108046381 if you would like to chat. Satsang.

MORE QUESTIONS

RISKS

1 The securities may be illiquid and may not have a secondary market. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO.

2 Specific investments would be highly volatile but lucrative as current conditions warrant.

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Orthogonal Thinker is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$500 min INVEST

Can I change my mind and get a refund?

How is Wefunder compensated?

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